Exhibit 99.1

Virtusa Announces Second Quarter Fiscal 2013 Consolidated Financial Results

Raises Full Fiscal Year 2013 Financial Guidance

•                  Second quarter fiscal 2013 revenue of $80.5 million increased 6% sequentially and 15% year-over-year

•                  Second quarter fiscal 2013 operating income of $7.4 million or 9.2% of revenue compared to $5.5 million or 7.8% of revenue in the year ago period

•                  Second quarter fiscal 2013 diluted EPS increased 22% to $0.23, compared to diluted EPS of $0.18 in the year ago period.  Second quarter fiscal 2013 diluted EPS includes approximately ($0.5) million of foreign currency transaction losses, compared to ($0.1) million in the second quarter of fiscal 2012

•                  Announces promotion of Ranjan Kalia to Executive Vice President

Westborough, MA — (November 1, 2012) Virtusa Corporation (NASDAQ: VRTU), a global IT services company that offers a broad spectrum of business consulting and outsourcing services, including IT consulting, technology implementation and application outsourcing services, today reported consolidated financial results for the second quarter fiscal year 2013, ended September 30, 2012.

Second Quarter Fiscal 2013 Consolidated Financial Results

Revenue for the second quarter of fiscal 2013 was $80.5 million, an increase of 6% sequentially and 15% year-over-year on both a reported and constant currency basis(1).

Virtusa reported income from operations of $7.4 million or 9.2% of revenue for the second quarter of fiscal 2013, an increase compared to $6.9 million or 9% of revenue for the first quarter of fiscal 2013, and an increase compared to $5.5 million or 7.8% of revenue for the second quarter of fiscal 2012.

Net income for the second quarter of fiscal 2013 was $5.8 million, or $0.23 per diluted share, compared to $6.1 million, or $0.24 per diluted share, for the first quarter of fiscal 2013, and an increase compared to $4.7 million, or $0.18 per diluted share, for the second quarter of fiscal 2012.  Net income for the second quarter of fiscal 2013 included ($0.5) million of foreign currency transaction losses compared to a gain of $0.4 million in the first quarter of fiscal 2013, and a loss of ($0.1) million in the second quarter of fiscal 2012.

The Company ended the second quarter of fiscal 2013 with $80.0 million of cash, cash equivalents, and short-term and long-term investments (2), compared to $78.4 million as of June 30, 2012.

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “This was a very solid quarter for Virtusa, and we have strong momentum entering the second half of the fiscal year.  We have steadily expanded client relationships, added more sources of recurring revenue and established Virtusa as a thought leader on transformational programs and millennial enterprise readiness. Our targeted solutions and services are increasing the value we provide to our clients and helping us to navigate the macroeconomic challenges more effectively.”  Mr. Canekeratne continued, “I also wanted to congratulate Ranjan on his promotion to Executive Vice President.  Ranjan’s dedication and hard work are exemplary and I am very pleased with the contributions he has made towards building a sustainable and predictable growth platform, as well as leading a world-class finance organization.”

Ranjan Kalia, Chief Financial Officer, said, “We were pleased with our ability to grow operating profit and expand operating margins during the quarter even while absorbing our annual wage increases.”  Mr. Kalia added, “Based on our strong performance for the first half of the fiscal year and our ongoing momentum, we are raising our guidance for the full fiscal year 2013.”

Financial Outlook

Virtusa management provided the following current financial guidance:

•                  Third quarter fiscal 2013 revenue is expected to be in the range of $84.5 to $86.5 million, with diluted EPS of $0.26 to $0.30.

•                  Fiscal year 2013 revenue is expected to be in the range of $328.0 to $334.0 million, with diluted EPS of $1.03 to $1.11.

The Company’s third quarter and fiscal year 2013 diluted EPS estimates assume an average share count of approximately 25.6 million (assuming no further exercises of stock-based awards and no repurchases of the Company’s stock under its share repurchase program) and assume a stock price of $17.07, which was derived from the average closing price of the Company’s stock over the five trading days ended on October 31, 2012.  Deviations from this stock price may cause actual EPS to vary based on share dilution from Virtusa’s stock options and stock appreciation rights.

Conference Call and Webcast

Virtusa will host a conference call today, November 1, 2012 at 5:00 pm Eastern time to discuss the Company’s second quarter fiscal year 2013 financial results, current financial guidance, and other corporate developments.  To access this call, dial 1-877-548-7913 (domestic) or 1-719-325-4940 (international).  The passcode is 6518084. A replay of this conference call will be available through November 8, 2012 at 1-877-870-5176 (domestic) or 1-858-384-5517 (international).  The replay passcode is 6518084.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.

About Virtusa Corporation

Virtusa provides end-to-end information technology (IT) services to Global 2000 companies. These services, which include IT consulting, application maintenance, development, systems integration and managed services, leverage a unique Platforming methodology that transforms clients’ businesses through IT rationalization. Virtusa helps customers accelerate business outcomes by consolidating, rationalizing, and modernizing their core customer-facing processes into one or more core systems.

Virtusa delivers cost-effective solutions through a global delivery model, applying advanced methods such as Agile and Accelerated Solution Design to ensure that its solutions meet the clients’ requirements. As a result, its clients simultaneously reduce their IT operations cost while increasing their ability to meet changing business needs.

Founded in 1996 and headquartered in Massachusetts, Virtusa has operations in North America, Europe, and Asia.

© 2012 Virtusa Corporation. All rights reserved.

Virtusa, Accelerating Business Outcomes, BPM Test Drive and Productization are registered trademarks of Virtusa Corporation. All other company and brand names may be trademarks or service marks of their respective holders.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by Regulation G by the Securities and Exchange Commission. Virtusa presents constant currency revenue to provide insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations (see footnote (1) below for further detail). Virtusa also presents a reconciliation of its cash, cash equivalents, short term and long term investments which it believes provides insight into its cash position and overall liquidity (see footnote (2) below for further detail). While Virtusa’s management believes that these non-GAAP revenue measures and cash reconciliation presentations are useful in evaluating Virtusa’s revenue and cash position and overall liquidity, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Footnotes

(1) To determine year-over-year constant currency revenue for the Company’s second quarter of fiscal 2013, revenue from entities reporting in U.K. pound sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended September 30, 2011 of 1.60 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended September 30, 2012 of 1.59 U.S. dollars to U.K. pounds sterling. To determine sequential revenue change in constant currency for the Company’s second quarter of fiscal 2013, revenue from entities reporting in U.K. pounds sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended June 30,

2012 of 1.57 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended September 30, 2012 of 1.59 U.S. dollars to U.K. pounds sterling.

(2) The Company considers the measure of cash, cash equivalents, short-term and long-term investments to be a more meaningful indicator of the Company’s overall liquidity.  All of the Company’s investments are classified as available-for-sale, including the Company’s long-term investments which consist of fixed income securities, including government agency bonds and municipal and corporate bonds, which meet the credit rating and diversification requirements of the Company’s investment policy as approved by the Company’s audit committee and board of directors.

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, the growth of our business, and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Virtusa’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa’s ability to expand its business or effectively manage growth; Virtusa’s ability to sustain profitability or maintain profitable engagements; Virtusa’s ability to assimilate and integrate the operations of acquired businesses; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; Virtusa’s ability to achieve expected synergies and operating efficiencies in the acquisitions within expected time-frames or at all; restrictions on immigration or changes in immigration laws; the loss of any key member of Virtusa’s senior management team; increasing competition in the IT services outsourcing industry; Virtusa’s ability to attract and retain clients and meet their expectations; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas; political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar and the U.K. pound sterling; and the volatility of the market price of Virtusa’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Virtusa Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	September 30, 2012	March 31, 2012

Assets:
Cash and cash equivalents	$46,596	$58,105
Short-term investments	26,354	23,055
Accounts receivable, net	67,907	58,789
Unbilled accounts receivable	7,334	7,634
Prepaid expenses	5,838	6,552
Deferred income taxes	3,429	3,693
Restricted cash	399	2,828
Other current assets	7,205	5,831
Total current assets	165,062	166,487

Property and equipment, net	34,683	32,843
Long-term investments	7,006	4,269
Deferred income taxes	7,864	8,348
Goodwill	35,472	35,472
Intangible assets, net	16,967	18,248
Other long-term assets	9,591	7,726
Total assets	$276,645	$273,393

Liabilities:
Accounts payable	$5,607	$8,649
Accrued employee compensation and benefits	15,022	17,844
Accrued expenses and other current liabilities	16,576	22,011
Income taxes payable	6,427	3,553
Total current liabilities	43,632	52,057
Long-term liabilities	1,775	3,162
Total liabilities	45,407	55,219

Stockholders’ equity	231,238	218,174
Total liabilities and stockholders’ equity	$276,645	$273,393

Virtusa Corporation and Subsidiaries

Consolidated Statements of Income

(In thousands except share and per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Revenue	$80,535	$70,311	$156,752	$131,356
Costs of revenue	52,902	45,395	102,496	83,377
Gross profit	27,633	24,916	54,256	47,979
Total operating expenses	20,204	19,449	39,958	37,725

Income from operations	7,429	5,467	14,298	10,254

Other income (expense):
Interest income	754	554	1,469	1,159
Foreign currency transaction losses	(490)	(81)	(49)	(263)
Other, net	(23)	(28)	61	(51)
Total other income (expense)	241	445	1,481	845

Income before income tax expense	7,670	5,912	15,779	11,099
Income tax expense	1,907	1,224	3,877	2,456

Net income	$5,763	$4,688	$11,902	$8,643

Net income per share of common stock:
Basic	$0.23	$0.19	$0.48	$0.35
Diluted	$0.23	$0.18	$0.47	$0.34
Weighted average number of common shares outstanding
Basic	24,866,477	24,652,654	24,846,056	24,555,064
Diluted	25,518,240	25,364,751	25,502,093	25,346,622

Virtusa Corporation and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands, unaudited)

	Six Months Ended
	September 30,
	2012	2011
Cash flows provided by operating activities:
Net income	$11,902	$8,643
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,160	3,985
Share-based compensation expense	2,620	2,587
Gain on sale of plant and equipment	(110)	(2)
Foreign currency losses, net	49	263
Net changes in operating assets and liabilities:
Accounts receivable, net	(8,923)	(11,560)
Prepaid expenses and other current assets	(430)	4
Other long-term assets	(1,142)	(1,765)
Accounts payable	(2,921)	(2,018)
Accrued employee compensation and benefits	(3,929)	(1,132)
Accrued expenses and other current liabilities	(828)	1,883
Income taxes payable	2,162	1,282
Other long-term liabilities	167	(950)
Net cash provided by operating activities	2,777	1,220
Cash flows used for investing activities:
Proceeds from sale of property and equipment	116	110
Purchase of short-term investments	(5,918)	(1,847)
Proceeds from sale or maturity of short-term investments	4,356	27,874
Purchase of long-term investments	(5,837)	(1,380)
Proceeds from sale or maturity of long-term investments	1,050	9,956
Business acquisition	(2,775)	(25,055)
Decrease (increase) in restricted cash	2,423	(2,777)
Purchase of property and equipment	(5,447)	(7,764)
Net cash used for investing activities	(12,032)	(883)
Cash flows used for financing activities:
Proceeds from exercise of common stock options	613	1,495
Purchase of treasury stock	(1,408)	—
Payment of contingent consideration related to acquisition	—	(1,620)
Principal payments on capital lease obligation	(1,018)	(932)
Net cash used for financing activities	(1,813)	(1,057)
Effect of exchange rate changes on cash and cash equivalents	(441)	(797)
Net decrease in cash and cash equivalents	(11,509)	(1,517)
Cash and cash equivalents, beginning of period	58,105	50,218
Cash and cash equivalents, end of period	$46,596	$48,701

Supplemental Non-GAAP Financial Information as of September 30, 2012 and 2011

Reconciliation to total cash and cash equivalents, short-term investments and long-term investments:

Cash and cash equivalents, end of period	$46,596	$48,701

Short-term investments	26,354	22,858
Long-term investments	7,006	3,210
Total short-term and long-term investments, end of period	33,360	26,068

Total cash and cash equivalents, short-term investments and long-term investments	$79,956	$74,769

Media Contact:

Andrea LePain

Greenough

617-275-6516

alepain@greenough.biz

Investor Contact:

Staci Strauss Mortenson

ICR

203-682-8273

staci.mortenson@icrinc.com